Exhibit 10.01



This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated June 15, 2005, is effective as of August 29, 2005, and is by and among STANLEY FURNITURE COMPANY, INC., a Delaware corporation (the "Borrower"); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association and successor to SouthTrust Bank, an Alabama banking corporation (the "Lender").


                                    RECITALS

The Lender has made a certain credit facility (the "Loan") available to the Borrower pursuant to the terms and conditions contained in that certain Credit Agreement dated as of August 29, 2003 between the Borrower and the Lender (as amended by that certain First amendment to Credit Agreement dated as of April 23, 2004, the "Credit Agreement").

In accordance with Section 2.12 of the Credit Agreement, the Borrower has submitted to the Bank, and the Bank has received, a timely request that the Lender extend the Date of Maturity (as defined in the Credit Agreement) to August 29, 2007.

The Lender has agreed to extend the Date of Maturity in accordance with said request and the terms of this Amendment.

NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

1. Pursuant to the terms of Section 2.12 of the Credit Agreement, the Lender has agreed to extend the Date of Maturity of the Loan by 12 months. The maturity date of the Loan, and the definition of "Date of Maturity" in the Credit Agreement, are hereby changed to August 29, 2007.

2. The Credit Agreement is hereby further amended as follows:

                  (a) Section 2.6(a) is hereby replaced in its entirety with the following:

                  (a) During the Revolving Credit Period, the Borrower shall pay to the Bank a commitment fee as follows:

                           (i) From the Effective Date to but excluding October 1, 2005, at the rate of ten and one-half (10.5) basis points per annum on the average daily unused portion of the Commitment for each calendar quarter; and thereafter,

                           (ii)     at the following rate:

                                    (A) fifteen (15) basis points per annum on
         the average daily unused portion of the Commitment for each calendar quarter, if the average daily unused portion of the Commitment for said quarter is greater than 80% of the amount of the Commitment; and

                                    (B) twelve and one-half (12.5) basis points
         per annum on the average daily unused portion of the Commitment for each calendar quarter, if the average daily unused portion of the Commitment for said quarter is 80% or less of the amount of the Commitment.

         As used herein, "unused portion of the Commitment" means, for any day, the amount of the Commitment minus the Revolving Loan Balance for such day; and "average daily" means, for any calendar quarter, the sum of each day's unused portion of the Commitment, divided by the number of days in said calendar quarter. Such commitment fee shall be payable on the fifth day of each calendar quarter in arrears.

                  (b) Section 2.9 is hereby replaced in its entirety with the following:

                  Section 2.9. General Provisions as to Payments. This Section
         2.9 applies to payments of principal, interest and fees due hereunder other than payments made pursuant to the Auto-Borrow Documents. The Borrower hereby authorizes and directs the Bank to debit its account number 74090120 with SouthTrust Bank for each such payment as and when said payment is due. Whenever any payment of principal of, or interest on, the Prime Advances or of the commitment fee shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Advances shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal of is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

3. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Virginia.

4. The Borrower hereby acknowledges and agrees that, as of the date hereof, the unpaid principal balance of the Loan is $0.00 and that there are no set-offs or defenses against the Credit Agreement or the Note (as defined in the Credit Agreement). The parties to this Amendment do not intend that this Amendment be construed as a novation of the Note or the Credit Agreement. Except as hereby expressly extended and modified, the Note and Credit Agreement shall otherwise be unchanged, shall remain in full force and effect, and are hereby expressly approved, ratified and confirmed.



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IN WITNESS WHEREOF, the parties hereto have executed or caused this instrument to be executed under seal as of the day and year first above written.

STANLEY FURNITURE COMPANY, INC.             [SEAL]



By: /s/Douglas I. Payne
Name:Douglas I. Payne
Title:Executive VP - Finance and Administration



WACHOVIA BANK, NATIONAL ASSOCIATION [SEAL]




By:/s/Mitchell W. Hassell
Name:Mitchell W. Hassell
Title:Vice President